                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS

1. AVERAGE ANNUAL TOTAL RETURN (As of September 30, 1997)

    P (1 + T)n = ERV

  Where:               P =  a hypothetical initial payment
                            of $1,000

                       T =  average annual total return

                       N =  number of years

                     ERV=   ending redeemable value at the end of
                            the period

EXAMPLE:

                                                                                                                 SMALL
              MONEY     HIGH-GRADE                EQUITY      EQUITY                               HIGH YIELD   COMPANY
             MARKET        BOND      BALANCED      INDEX      INCOME      GROWTH     INTERNATIONAL    BOND      GROWTH
ONE YEAR    PORTFOLIO   PORTFOLIO    PORTFOLIO   PORTFOLIO   PORTFOLIO   PORTFOLIO     PORTFOLIO   PORTFOLIO   PORTFOLIO
--------    ---------   ----------   ---------   ---------   ---------   ---------   ------------- ----------  ---------
 P =           $1,000      $1,000       $1,000      $1,000      $1,000      $1,000        $1,000      $1,000      $1,000
 T =             5.48%       9.60%       27.60%      40.31%      38.05%      28.76%        18.55%      14.12%      22.16%
 N =                1           1            1           1           1           1             1           1           1
ERV=        $1,054.78   $1,095.99    $1,276.00   $1,403.11   $1,380.51   $1,287.58     $1,185.53   $1,141.20   $1,221.61
FIVE YEARS
----------
 P =           $1,000      $1,000       $1,000      $1,000      $1,000      $1,000        $1,000      $1,000      $1,000
 T =             4.68%       6.75%       16.33%      20.57%      19.67%*     22.01%*       13.88%*     14.25*      14.91*
 N =                5           5            5           5           5           5             5           5           5
ERV=        $1,256.85   $1,386.03    $2,130.34   $2,547.98   $2,170.49*  $2,359.76*    $1,540.90*  $1,193.25*   1,202.06*
TEN YEARS
---------
 P =           $1,000      $1,000       $1,000      $1,000
 T =             4.66%*      7.90%*      14.83%*     18.34%*
 N =               10          10           10          10
ERV=        $1,339.27*  $1,629.74*   $2,408.28*  $2,948.69*

--------
  * Since inception:
    Money Market Portfolio--May 2, 1991
    High Grade Bond and Equity Index Portfolio--April 29, 1991
    Balanced Portfolio--May 23, 1991
    Equity Income Portfolio and Growth Portfolio--June 7, 1993
    International Portfolio--June 3, 1994
    High Yield Bond Portfolio and Small Company Growth Portfolio--April 29,
    1996

2. YIELD (30 Days Ended September 30, 1997)


                a-b
    Yield = 2[(----- + 1 )/6/ -1]
               c X d

  Where:             a =    dividends and interest paid
                            during the period

                     b =    expense dollars during the
                            period (net of reimbursements)

                     c =    the average daily number of
                            shares outstanding during the
                            period

                     d =    the maximum offering price per
                            share on the last day of the
                            period

                                                     HIGH-GRADE
                  EQUITY INCOME       GROWTH            BOND           BALANCED       EQUITY INDEX      HIGH YIELD
                    PORTFOLIO        PORTFOLIO        PORTFOLIO        PORTFOLIO        PORTFOLIO     BOND PORTFOLIO
                 ---------------  ---------------  ---------------  ---------------  ---------------  --------------
Example      a = $    692,946.45  $    493,186.36  $  1,020,982.31  $  1,576,755.00  $  1,040,428.69  $   581,394.14
             b = $     70,569.89  $    114,675.22  $     38,230.44  $     97,696.05  $     89,243.81  $    14,745.56
             c =  14,413,927.320   21,365,964.900   17,614,916.872   25,913,255.890   28,085,614.430   7,591,463.247
             d = $         18.50  $         21.51  $         10.57  $         17.97  $         25.32  $        10.59
         Yield =            2.82%            0.99%            6.42%            3.84%            1.61%           8.61%
          SMALL COMPANY
             GROWTH
            PORTFOLIO
         ----------------
Example  $    112,872.54
         $     35,533.01
          10,262,742.080
         $         11.97
                    0.76%